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             [LETTERHEAD OF COOPERS & LYBRAND L.L.P. APPEARS HERE]

                                                                    EXHIBIT 23
                                                                    ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Positron Corporation on Form S-3 (File No. 333-40006) of our report dated April 9, 1997, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated April 9, 1997, on our audits of the financial statements as of December 31, 1995 and 1996, and for the years then ended, which report is included in this Annual Report on Form 10-K.

                                             Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P.


Houston, Texas
April 15, 1997